UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):

April 29, 2018

Harvest Capital Credit Corporation

(Exact name of registrant as specified in its charter)

Delaware	001-35906	46-1396995
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

Harvest Capital Credit Corporation 767 Third Avenue, 29th Floor New York, NY 10017	10017
(Address of principal executive offices)	(Zip Code)

(212) 906-3589

(Registrant’s telephone number, including area code)

n/a

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in as defined in Rule 405 of the Securities Act of 1933 (§ 230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§ 240.12b-2 of this chapter).

Emerging growth company ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.01 Entry into a Material Definitive Agreement

On April 29, 2018, Harvest Capital Credit Corporation (the “Company”) entered into a new administration agreement dated as of April 29, 2018 (the “Administration Agreement”), with HCAP Advisors LLC (“HCAP Advisors”), which agreement, as previously disclosed, replaces the administration agreement with JMP Credit Advisors LLC that expired on April 29, 2018. The Administration Agreement has substantially the same terms as the previous administration agreement with JMP Credit Advisors. Under the Administration Agreement, HCAP Advisors will furnish the Company, as necessary, with office facilities, equipment, and clerical, bookkeeping and record keeping services at such facilities. Under the Administration Agreement, HCAP Advisors will also perform, or oversee the performance of, the Company’s required administrative services, which include, among other things, being responsible for the financial records that the Company is required to maintain and preparing reports and other materials required to be filed by the Company with the U.S. Securities and Exchange Commission or any other regulatory authority. In addition, as the Company’s administrator, HCAP Advisors will assist the Company in determining and publishing the Company’s net asset value, overseeing the preparation and filing of the Company’s tax returns and the printing and dissemination of reports to the Company’s stockholders, and generally overseeing the payment of the Company’s expenses and the performance of administrative and professional services rendered to the Company by others. Payments under the Administration Agreement are equal to an amount based upon the Company’s allocable portion of the administrator’s overhead in performing its obligations under the Administration Agreement, including rent, if any, and the Company’s allocable portion of the cost of the Company’s executive officers and their respective staffs. For the fiscal year ending December 31, 2018, reimbursements required to be made to the administrator under the Administration Agreement are subject to a cap of $1.4 million. The initial term of the Administration Agreement is from April 29, 2018, to April 29, 2020, and thereafter the Administration Agreement will continue automatically for successive annual periods, so long as the continuance is approved at least annually by the board of directors of the Company and a majority of the directors who are not parties to the Administration Agreement or an interested person of any such party.

HCAP Advisors also serves as the Company’s investment adviser. HCAP Advisors is majority owned by JMP Group LLC. Joseph A. Jolson, the Company’s Chief Executive Officer and the Chairman of the Company’s board of directors is also the chief executive officer and chairman of the board of directors of JMP Group LLC. Richard P. Buckanavage, the Company’s Managing Director – Head of Business Development, owns a minority interest in HCAP Advisors.

Item 9.01	Financial Statements and Exhibits.

(d)	Exhibits.

Exhibit No.	Description

10.1	Administration Agreement dated as of April 29, 2018, by and between Harvest Capital Credit Corporation and HCAP Advisors LLC

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Harvest Capital Credit Corporation

By:	/s/ William E. Alvarez, Jr.
Name:	William E. Alvarez, Jr.
Title:	Chief Financial Officer and Secretary

Date: May 3, 2018